UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 10, 2013, Infinity Pharmaceuticals, Inc. (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, acting as representatives of the underwriters named therein (collectively, the “Underwriters”), Beacon Company and Rosebay Medical Company L.P. (collectively, the “Selling Shareholders”), and Purdue Pharma L.P. (“PPLP”), an associated company of the Selling Shareholders, relating to an underwritten public offering of 10,000,000 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”). The offering price to the public is $40.00 per share, and the Underwriters have agreed to purchase the Shares from the Selling Shareholders pursuant to the Underwriting Agreement at a price of $38.40 per share. All of the shares are being sold by the Selling Shareholders and all net proceeds from the sale of the Shares will be received by the Selling Shareholders. Under the terms of the Underwriting Agreement, the Selling Shareholders have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,416,565 shares of Common Stock to cover over-allotments, if any, at the public offering price less the underwriting discount.

The Shares will be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-184184) that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) and that was declared effective on October 19, 2012. A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on April 16, 2013, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 11, 2013, the Company entered into a letter agreement with the Selling Shareholders and PPLP (the “Letter Agreement”), pursuant to which, contingent upon the sale by the Selling Shareholders of all of their shares of Common Stock in the public offering referred to in Item 1.01 of this Current Report on Form 8-K (the “Public Offering”), including the shares subject to the over-allotment option, the securities purchase agreement, dated July 17, 2012, that the Company entered into with the Selling Shareholders and PPLP, as amended by that certain letter agreement, dated April 9, 2013, that the Company entered into with the Selling Shareholders and PPLP (the “Securities Purchase Agreement”), will terminate. The termination of the Securities Purchase Agreement will result in, among other things, the elimination of the “piggyback” registration rights of the Selling Shareholders and PPLP, certain lock-up arrangements in effect with respect to the shares of Common Stock held by the Selling Shareholders and PPLP, and, except with respect to the Company’s 2013 annual stockholder meeting and to the extent the shares of Common Stock sold in the Public Offering were held by the Selling Shareholders on or before the record date set for the Company’s 2013 annual stockholder meeting, the Selling Shareholders’ and PPLP’s agreement to vote their respective shares as provided in the Securities Purchase Agreement.

A copy of the Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

We issued press releases on April 9, 2013 and April 11, 2013 announcing the commencement of the Public Offering and the pricing of the Public Offering, respectively. These press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 10, 2013, among the Company, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, Beacon Company and Rosebay Medical Company L.P., as selling shareholders, and Purdue Pharma L.P.

10.1	Letter Agreement, dated April 11, 2013, among the Company, Beacon Company, Rosebay Medical Company L.P., and Purdue Pharma L.P.

99.1	Press Release, dated April 9, 2013.

99.2	Press Release, dated April 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: April 11, 2013	By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, MD, JD
EVP, Chief Financial Officer and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 10, 2013, among the Company, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, Beacon Company and Rosebay Medical Company L.P., as selling shareholders, and Purdue Pharma L.P.

10.1	Letter Agreement, dated April 11, 2013, among the Company, Beacon Company, Rosebay Medical Company L.P., and Purdue Pharma L.P.

99.1	Press Release, dated April 9, 2013.

99.2	Press Release, dated April 11, 2013.